SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ANYTRANSLATION CORP.

Nevada Business Identification # NV20121418735

Expiration Date: July 31, 2013

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 5, 2012

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER: E0356292012-0

ANYTRANSLATION CORP.
NAME OF CORPORATION

FOR THE FILING PERIOD OF 7/2012 TO 7/2013

100101

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

EASTBIZ.COM, INC. (Commercial Registered Agent)
5348 VEGAS DRIVE
LAS VEGAS, NV 89108 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20120469429-69
	Filing Date and Time: 07/05/2012 10:56 AM
	Entity Number: E0356292012-0

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	ADDRESS	TITLE(S)	CITY	STATE	ZIP CODE
ROLAND ASMAR	593 HUBERT AQUIN , CAN	PRESIDENT (OR EQUIVALENT OF)	LAVAL, QUEBEC		H7R 0B8
ROLAND ASMAR	593 HUBERT AQUIN , CAN	SECRETARY (OR EQUIVALENT OF)	LAVAL, QUEBEC		H7R 0B
ROLAND ASMAR	593 HUBERT AQUIN , CAN	TREASURER (OR EQUIVALENT OF)	LAVAL, QUEBEC		H7R 0B
ROLAND ASMAR	593 HUBERT AQUIN , CAN	DIRECTOR	LAVAL, QUEBEC		H7R 0B

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 10 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ROLAND ASMAR
Signature of Officer

Title: PRESIDENT

Date: 7/5/2012 10:55:45 AM